Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Long Table Growth Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	(1)	457(o)	17,250,000	$10.00	$172,500,000.00		$23,822.25
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	17,250,000	0.00	0.00		0.00
Fees Previously Paid	Other	Redeemable warrants included as part of the units	(3)	Other	8,625,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	(4)	457(o)	8,625,000	$11.50	$99,187,500.00		$13,697.79

Total Offering Amounts:							$271,687,500.00		37,520.04
Total Fees Previously Paid:									0.00
Total Fee Offsets:									37,520.04
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Includes 2,250,000 units, consisting of 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-292835	01/20/2026		$37,520.04				$	$
Fee Offset Sources	Long Table Growth Corp.		S-1	333-292835		01/20/2026							43,938.82

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Explanation of the basis for claimed offset:

(1)	The Registrant previously paid registration fees totaling $50,026.73 in connection with the filing of this Registration Statement on Form S-1 on January 20, 2026 and an amendment to this Registration Statement on March 2, 2026.